PURCHASE & SALE AGREEMENT
                            -------------------------


THIS AGREEMENT made as of the Tenth Day of December, 1998


BETWEEN:

        DANIEL NAJOR, an individual
        1685 Highland Avenue
        Solana Beach, California 92075
        (hereinafter referred to as "Seller")

                                                          OF THE FIRST PART AND:

        TVER ACQUISITION CORP.
        (a Delaware corporation)
        3550 National Avenue
        San Diego, California 92113
        (hereinafter referred to as "Purchaser")

                                                              OF THE SECOND PART


WHEREAS:

1. The Seller is the exclusive owner of a telephone callingcard system. The telephone callingcard system may have line extensions to include, but not limited to, other telephone calling programs, advertising and telephone accessories and promotional products. The Seller intends to apply for a patent for the telephone callingcard technology. The telephone callingcard technology, including variations, improvements and product line extensions, are hereinafter referred to as the "Product".


2. The Seller's Product is proprietary technology and possible subject to patent protection of the technology.


3. The Seller is the holder of the worldwide marketing and distribution rights of the Product, along with the various promotional literature and Product information suitable for use in the world market.


4. The Purchaser is desirous of obtaining the technology outright to exclusively market the Product on a worldwide basis.

5. The Seller is hereby granting full ownership of the telephone callingcard technology to the Purchaser by the terms and conditions more particularly herein described.


NOW THEREFORE THIS AGREEMENT WITNESSED that in consideration of the mutual covenants and premises contained herein, and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:


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


TERMS AND CONDITIONS:


l. The Seller warrants that it is the possessor and exclusive owner of the telephone callingcard technology and all improvements thereof, and is rightfully and absolutely possessed of and entitled to the telephone callingcard technology and further warrants that the Seller has the right to sell and transfer ownership as set forth herein.


2. The Seller hereby sells and transfers ownership to the Purchaser grants in consideration for 3,000,000 common, non-assessable shares of common stock of the Purchaser's share capital issued to the Seller or designee.


3. The Seller does hereby warrant and agrees that:

     a) the Purchaser shall be the owner of the telephone callingcard technology.

     b) the Purchaser shall be appraised of all improvements and amendments to the Product.

     c) the Purchaser must conduct ethical business practice with respect to advertising, credit arrangements, sub-distributor agreements, sales contracts, and in all other phases of marketing and distributing the Product in the normal course of business.


4. This Agreement provides that the ownership granted to the Purchaser, under the terms & conditions of this Agreement, shall apply to any improved version of the Product and that the Seller shall be expedient in the notification of any and all such improvements of and to the Product. Further, the Purchaser shall be entitled to market any and all improvements and any additional telephone callingcard Products developed by the Seller under the same terms and conditions as described herein as the sale of the original Product.


5. The parties hereto agree to use their best efforts to carry out the provisions of this Purchase & Sale Agreement.


6. The Seller and Purchaser agree that they will, at their sole expense, either directly or by their agents, take whatever steps necessary to protect the proprietary nature of the Product and the good will and integrity of the telephone callingcard technology.


7. This Agreement provides that the Seller and Purchaser will take all reasonable steps to preserve and protect the Product to the best of its ability and to protect all trade secrets and proprietary information and agrees that the quality and standards of the Product shall be maintained in accordance with the highest specifications.


8. The Purchaser herein undertakes that all advertising material conform to local and federal statutory advertising regulations and to operate within and conform to Territorial laws.


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


9. In the event that either party hereto shall deem the other party to be in default of this Agreement, the one party shall give to the other party written notice of such default and the other party shall have sixty days from the date of such notice to remedy such default, or to institute a bona fide proceeding to remedy such default.


10. This Agreement contains the entire agreement between the parties and no representations, inducements or agreements, oral and/or otherwise, not embodied herein, shall have any force or effect.


11. Should any legal dispute arise on the TERMS AND CONDITIONS of this Agreement, the parties hereto agree to the venue of the State of Nevada, and its applicable laws for any and all disputes.



THE SELLER IS AN OFFICER, DIRECTOR AND SHAREHOLDER OF THE PURCHASER. THIS PURCHASE AND SALE AGREEMENT IS TO BE CONSIDERED AS "NON ARMS LENGTH" TRANSACTION.

THE FOLLOWING DO HEREBY AFFIX THEIR SEALS AND SIGNATURES:


/s/ Daniel Najor
-----------------------
Daniel Najor
SELLER

/s/ Nazar Najor
-----------------------
TVER ACQUISITION CORP
by Nazar Najor, President and Board Chairman
PURCHASER






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